                                                         Exhibit 10.106
                                                         Tiffany & Co.
                                                         Report on Form 10-K
                                                         Fiscal 1998


                               TIFFANY AND COMPANY
                              AMENDED AND RESTATED
                             EXECUTIVE DEFERRAL PLAN

WHEREAS, effective October 1, 1989, Tiffany and Company, a New York corporation, established an unfunded executive deferral plan for the benefit of a select group of management or highly compensated employees;

WHEREAS, effective October 1, 1998, Tiffany and Company amended such plan to permit additional executives and the directors of its parent corporation, Tiffany & Co., a Delaware corporation, to participate and to provide certain additional alternatives with respect to compensation deferred in accordance with such plan; and

WHEREAS, the purpose of the plan is to provide selected executives and directors an opportunity to defer a portion of their compensation in a manner best suited to each participant's individual needs.

NOW, THEREFORE, to carry the above intentions into effect, Tiffany and Company does enter into this Amended and Restated Plan effective October 1, 1998.

                         This Plan shall be known as the

                               TIFFANY AND COMPANY

                             EXECUTIVE DEFERRAL PLAN

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                                TABLE OF CONTENTS

Article   Section                                                           Page

I      DEFINITIONS

                         ..................................................  1

II     MEMBERSHIP IN THE PLAN

           2.1  Commencement of Participation .............................  6
           2.2  Procedure For and Effect of Admission......................  6
           2.3  Cessation of Participation.................................  6

III    PLAN CONTRIBUTIONS

           3.1  Executive Deferral Contribution ...........................  7
           3.2  Rules Governing Executive Deferral Contributions...........  7

IV     PARTICIPANT'S ACCOUNTS

           4.1  Establishment of Accounts..................................  9
           4.2  Deferred Benefit Allocation................................  9
           4.3  Suballocation within the Deferred Benefit Accounts.......    9
           4.4  Irrevocable Benefit Allocation............................. 11
           4.5  Directed Valuation of Deferred Benefit Accounts............ 11
           4.6  Administration of Investments.............................. 12
           4.7  Valuation of Deferred Benefit Accounts..................... 12
           4.8  Investment Obligation of the Employer...................... 12
           4.9  Change of Funds . . . ..................................... 13

V      VESTING
           5.1  Vesting Schedule........................................... 13

VI     BENEFITS/DISTRIBUTIONS

           6.1  Termination of Service..................................... 13
           6.2  Retirement Account - Form of Payment....................... 14


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                                TABLE OF CONTENTS

Article    Section                                                          Page

           6.3  Education Account.......................................... 17
           6.4  Fixed Period Benefit Account............................... 18
           6.5  Disability Hardship Distribution........................... 18
           6.6  Tax Withholding............................................ 19
           6.7  Withdrawal Option.......................................... 19

VII    ADMINISTRATION

           7.1  Appointment of Administrator............................... 20
           7.2  Administrator's Responsibilities........................... 20
           7.3  Records and Accounts....................................... 20
           7.4  Administrator's Specific Powers and Duties................. 20
           7.5  Employer's Responsibility to Administrator................. 21
           7.6  Liability.................................................. 21
           7.7  Procedure to Claim Benefits................................ 22

VIII   AMENDMENT AND TERMINATION

           8.1  Plan Amendment............................................. 23
           8.2  No Premature Distribution.................................. 23
           8.3  Termination of the Plan.................................... 23
           8.4  Effect of Termination . ................................... 23
           8.5  Adverse Determination ..................................... 23

IX     MISCELLANEOUS

           9.1  Supplemental Benefits...................................... 24
           9.2  Governing Law.............................................. 24
           9.3  Jurisdiction............................................... 24
           9.4  Binding Terms.............................................. 25
           9.5  Spendthrift Provision...................................... 25
           9.6  No Assignment Permitted.................................... 25
           9.7  Construction............................................... 25
           9.8  No Employment Agreement.................................... 25


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                                    ARTICLE I
                                   DEFINITIONS

1.1 "Administrator" means the individual appointed to administer the Plan pursuant to Article VII.

1.2 "Base Compensation" means a Participant's salary and wages, including Executive Deferral Contributions made hereunder and any pretax elective deferrals to any Employer sponsored retirement savings plan or cafeteria plan, qualified pursuant to Section 401(k) or Section 125 of the Code, but excluding bonuses and overtime, all other Employer contributions to benefit plans, remuneration attributable to Employer sponsored stock option plans and all other forms of remuneration or reimbursement.

1.3 "Beneficiary" means the person, persons, trust or other entity, designated by written revocable designation filed with the Administrator by the Participant to receive payments in the event of the Participant's death. If a designated Beneficiary does not survive the Participant or if no Beneficiary is designated as provided above, the Beneficiary shall be the legal representative of the Participant's estate. If a designated Beneficiary survives the Participant but dies before payment in full of benefits under this Plan has been made, the legal representative of such Beneficiary's estate shall become the Beneficiary. References to a Participant in this Plan in connection with payments hereunder shall also refer to such Participant's Beneficiary unless the context clearly requires otherwise.

1.4 "Benefit Distribution Date" means a future date selected by a Participant during the applicable Enrollment Period within guidelines established by the Administrator, as adjusted as permitted in this Plan, on which the Participant shall be entitled to a benefit pursuant to this Plan equal to all or a designated portion of the balance of his Fixed Period Benefit Account.

1.5 "Bonus Compensation" means cash compensation paid to a Participant, excluding Base Compensation, under the Employer's bonus program or programs, as such may exist and be modified from time to time, and payable to a Participant following the conclusion of the Employer's fiscal year in respect of service performed at any time during such prior fiscal year.


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1.6   "Committee" means the Board of Directors of Tiffany, which shall have authority over this Plan.

1.7 "Compensation" means Base Compensation, Bonus Compensation and Directors Compensation in the aggregate.

1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.9 "Deferral Agreement" means a written agreement between a Participant and the Employer, whereby a Participant agrees to defer a portion of his Compensation and the Employer agrees to provide benefits pursuant to the provisions of this Plan.

1.10 "Deferred Benefit Accounts" mean the Retirement Account, Education Account and the Fixed Period Benefit Account.

1.11 "Determination Date" shall mean December 31, March 31, June 30 and September 30 of each calendar year and, for each Participant, his date of death, Retirement, or other termination of employment with Employer and, with respect to Independent Directors only, termination of service as a Director.

1.12  "Director" means a member of Parent's Board of Directors.

1.13 "Directors Compensation" means a Director's annual retainer and any incremental annual retainer paid or payable by Parent to Director for service as a Director, including any per-meeting-attended compensation, but excluding Parent's contributions to benefit and retirement plans, remuneration attributable to Parent-sponsored stock option plans and all other forms of remuneration or reimbursement.


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1.14  "Disability" means an illness or injury which prevents a Participant from performing the Participant's occupation. Disability shall be determined in a uniform manner by the Administrator.

1.15 "Education Account" means a Deferred Benefit Account established pursuant to Section 4.1.

1.16  "Effective Date" means October 1, 1989.

1.17 "Eligible Student" means an individual who is a relative of a Participant and who is younger than the age of 14 when a subaccount is initially established, pursuant to Section 4.7.

1.18 "Eligible Employees" means Directors, all officers of the Employer, "director"-level employees of Employer, and such other management and other highly compensated employees of the Employer as identified and approved by the Committee.

1.19 "Employer" means Tiffany, Parent and any successor organization, or any other business entity which adopts this Plan with consent of the Board of Directors of Parent.

1.20 "Enrollment Period" means the 15 day period ending on October 15, 1989 for the first Plan Year, and thereafter the month of November prior to each subsequent Plan Year (except for the Plan Year ending December 31, 1999, for which the Enrollment period shall be the period commencing November 1, 1998 and ending December 15, 1998) or, with respect to a person who becomes an Eligible Employee during the course of a Plan Year in respect of such Plan Year, the thirty day period following the date he becomes an Eligible Employee.

1.21  "Executive Deferral Contribution" means the Plan contribution described in
      Section 3.2.

1.22 "Fixed Period Benefit Account" means a Deferred Benefit Account established pursuant to Section 4.1(C).


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1.23  "Independent Director" means a Director who is not an employee of Employer at the time Participation in this Plan commences.

1.24 "Investment Fund" or "Fund" means any one of the investment funds described in Schedule 4.5 which shall serve as means to measure value increases or decreases with respect to a Participant's Deferred Benefit Accounts.

1.25 "Parent" means Tiffany & Co., a Delaware corporation, and any successor organization.

1.26 "Participant" means any Eligible Employee who has met the conditions for participation as set forth in Article II.

1.27 "Permitted Retirement Age" means that date on which the Participant has attained age 55, provided that if the Participant is an Independent Director the Permitted Retirement Age for such Participant shall be his age on the date his participation in the Plan commenced.

1.28 "Plan" means Tiffany and Company Executive Deferral Plan as described in this instrument, as amended from time to time.

1.29 "Plan Year" means the period from the November 1, 1989 through December 31, 1989 and thereafter, the twelve (12) consecutive month period beginning on each January 1 and ending on each December 31.

1.30 "Retirement" means any severance from full-time employment by a Participant after attaining his Permitted Retirement Age, provided that if the Participant is an Independent Director, Retirement shall mean any cessation of service as a Director after attaining his Permitted Retirement Age. Employment shall be deemed to be "full-time" provided that the Participant is employed by Employer on a salaried basis.


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1.31  "Termination of Service" means, with respect to a Participant who is not an Independent Director, a termination of employment with Employer. For purposes of this definition, a Participant on a leave of absence authorized by Employer or required by applicable law shall be deemed to remain employed. With respect to a Participant who is an Independent Director, a "Termination of Service" shall occur when such Independent Director ceases to be a Director.

1.32  "Tiffany" means Tiffany and Company, a New York corporation.

1.33 "Retirement Account" means a Deferred Benefit Account established pursuant to Section 4.1.

1.34 "Vested" means that portion of a Participant's Deferred Benefit Accounts to which the Participant has a nonforfeitable right as defined in Section 5.1.


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                                   ARTICLE II
                             MEMBERSHIP IN THE PLAN

2.1 Commencement of Participation. Each Eligible Employee who is an Eligible Employee at any time during the Enrollment Period for any Plan Year shall be eligible to become a Participant in the Plan as of the first day of such Plan Year. Notwithstanding the foregoing, but subject to the limitation expressed in Subsection 3.2 F below, each employee or Director who first becomes an Eligible Employee throughout the course of the Plan Year shall be eligible to become a Participant with respect to said Plan Year as of the first day of the month that is at least thirty (30) days after he is designated as an Eligible Employee.

2.2 Procedure For and Effect of Admission. Each individual who becomes eligible for admission to participate in this Plan shall complete such forms and provide such data as are reasonably required by the Employer as a condition of such admission. By becoming a Participant, each individual shall for all purposes be deemed conclusively to have assented to the provisions of this Plan and all amendments hereto.

2.3 Cessation of Participation. A Participant shall cease to be a Participant the earlier of:

      A.  The date on which the Plan terminates, or

      B. The date on which he incurs a Termination of Service.

      Notwithstanding the foregoing, a former active Participant will be deemed a Participant, for all purposes of this Plan except with respect to contributions as described in Article III, as long as such former active Participant retains a benefit pursuant to the terms of Article VI.


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                                   ARTICLE III
                               PLAN CONTRIBUTIONS

3.1 Executive Deferral Contribution. For each Plan Year, each Eligible Employee may, by timely filing a Deferral Agreement with the Administrator, authorize the Employer to reduce his Base Compensation, his Bonus Compensation, his Directors Compensation or any combination of the foregoing, by fixed percentages, and to have corresponding fixed dollar amounts credited to his Deferred Benefit Accounts in accordance with
      Section 4.2. Credit to Deferred Benefit Accounts shall be made in equal installments for each pay period in respect of Base Compensation reductions and in a lump sum for each payment in respect of Bonus Compensation and Directors Compensation reductions. Subject to the rules set forth in Section 3.2 below, each Eligible Employee shall file a Deferral Agreement with the Administrator during the applicable Enrollment Period for each Plan Year.

3.2   Rules Governing Executive Deferral Contributions.

      A. Throughout any one Plan Year, a Participant may defer all or any portion of his Compensation, except that a Participant may not defer less than $2,000 (except the first Plan Year of November 1, 1989 to December 31, 1989 in which a Participant may defer no less than $500, or except Plan Years in which the Participant elects not to defer any portion of his Compensation) or more than 50% of Base Compensation.

      B. The amount of Compensation that a Participant elects to defer shall be credited to the Participant's Deferred Benefit Accounts during each Plan Year on or about that date on which the Participant would have, but for his deferral election, have been paid such Compensation.

      C. An election to defer Compensation pursuant to this Plan is irrevocable and shall continue until the earlier of: (i) the Participant's Termination of Service, or (ii) the end of the Plan Year for which the deferral is effective.


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      D.    In respect of Bonus Compensation or Directors Compensation, an election to defer must be made in the Enrollment Period last occurring prior to the start of Employer's fiscal year for which such Bonus Compensation is paid; provided, however, that in respect of Bonus Compensation which may become payable in respect of Employer's fiscal year ending January 31, 1990, such election must be made, if at all, during the Enrollment period ending on October 15, 1989, and, if made, such election may only be made with respect to that portion of Bonus Compensation which may exceed the bonus target or base bonus amount communicated to the Eligible Employee making such election prior to the making of such election. In the event such an election is made in respect of Bonus Compensation for Employer's fiscal year ending January 31, 1990, up to 100% of such excess Bonus Compensation may be deferred, provided that the amount so elected shall not exceed 25% of Bonus Compensation payable in respect of such Fiscal Year.

      E. Except as expressly provided in subsection D. above, each Eligible Employee shall file a Deferral Agreement with the Administrator prior to the date on which the Participant commences the performance of services to earn the Compensation deferred hereunder.

      F. No person who becomes an Eligible Employee during the course of Employer's Fiscal Year may file a Deferral Agreement with respect to Bonus Compensation or Directors Compensation earned in respect of such fiscal year except as expressly provided in subsection D. above.


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                                   ARTICLE IV
                             PARTICIPANT'S ACCOUNTS

4.1 Establishment of Accounts. The following Deferred Benefit Accounts shall be established with respect to each Participant:

      A.    Retirement Account,

      B.    Education Account, and

      C.    Fixed Period Benefit Account.

      All contributions on behalf of a Participant shall be deposited to the appropriate Deferred Benefit Account, in accordance with Section 4.2.

4.2 Deferred Benefit Allocation. Each Eligible Employee shall submit to the Administrator, before the close of the Enrollment Period for each Plan Year, a written statement specifying the Eligible Employee's allocation of anticipated contributions with respect to his Deferred Benefit Accounts.

4.3   Suballocation Within the Deferred Benefit Accounts.

      A. In the event a Participant shall allocate a portion of his anticipated contributions to his Retirement Account, he may, during each applicable Enrollment Period, direct that portion of his - contributions to (i) a lump sum subaccount or to (ii) one of three installment subaccounts. Each Participant may have only one such Retirement subaccount at any one time. Participant may direct the transfer of the balance in one such subaccount to another such subaccount at any time prior to the Participant's Retirement, provided that no such transfer may be made during the 12-month period immediately prior to the Participant's Retirement, and, if such transfer is


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            subsequently determined to have been made during such 12-month period, such transfer shall be void and without force or effect and the last prior valid selection of a Retirement subaccount shall govern. The lump sum subaccount will be paid out in a lump sum within ninety (90) days of Retirement, and the installment subaccount will be paid in five (5), ten (10) or fifteen (15) annual installments, all pursuant to Section 6.1. In the absence of such designation, contributions for that Plan Year will be paid out in a lump sum.

      B. In the event a Participant shall allocate a portion of his anticipated contributions to his Education Account, the Participant may further allocate amongst subaccounts on behalf of Eligible Students. Said allocation shall be made in writing prior to the beginning of the Plan Year on Participant's Deferral Agreement, or such other forms as are required by the Administrator. In the absence of such suballocation, all contributions to the Participant's Education Account shall be equally allocated among the Participant's Education subaccounts. A Participant's election pursuant to Section 4.5 shall apply uniformly to each subaccount. A Participant, in any one Plan Year, may not allocate less than $1,000 (except the first Plan Year of October 1, 1989 to December 31, 1989 in which a Participant may allocate no less than $250, or except Plan Years in which the Participant elects not to defer any portion of his Compensation) to any one Education subaccount.

      C. In the event a Participant shall allocate a portion of his anticipated contributions to his Fixed Period Benefit Account, the Participant may further allocate amongst subaccounts differentiated by Benefit Distribution Dates. Said allocation shall be made in writing prior to the beginning of the Plan Year on Participant's Deferral Agreement, or such other forms as are required by the Administrator, provided that each Participant shall have a one-time option in respect of each of his Benefit Distribution Dates to change such Benefit Distribution Date to a date subsequent to such original Benefit Distribution Date, such option to be exercised, if at all, at least one year prior to the original Benefit Distribution Date by written notice to the Administrator. In the absence of such suballocation, all contributions to the Participant's Fixed Period Benefit Account


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            shall be equally allocated among Participant's subaccounts.
            Notwithstanding, at any point in reference, a Participant may not have more than two (2) such subaccounts. A Participant's election pursuant to Section 4.5 shall apply uniformly to each subaccount. A Participant, in any one Plan Year, may not allocate less than $1,000 (except the first Plan Year of October 1, 1989 to December 31, 1989 in which a Participant may allocate no less than $250, or except Plan Years in which the Participant elects not to defer any portion of his Compensation) to any one Fixed Period subaccount. A Participant shall not elect a Benefit Distribution Date with respect to the Fixed Period Benefit Account which occurs prior to twenty-four (24) months from the date on which the first contribution to such subaccount is first credited.

4.4 Irrevocable Benefit Allocation. Once an Eligible Employee has allocated anticipated contributions under the Plan and the Plan Year has begun, he may not modify, alter, amend or revoke said allocations. Notwithstanding, a Participant may, prior to the commencement of a new Plan Year, elect to modify, alter, amend or revoke his future allocations to his Deferred Benefit Accounts to the extent the Administrator shall provide, effective the first day of such new Plan Year.

4.5 Directed Valuation of Deferred Benefit Accounts. As provided herein, a participant may direct that his Deferred Benefit Accounts be valued, in accordance with Section 4.7, as if the account were invested in one or more of the Investment Funds listed in Schedule 4.5 attached. The Committee may, from time to time, add additional Investment Funds to
      Schedule 4.5. A Participant shall submit to the Plan Administrator in writing his investment selection for evaluation purposes. The Participant may select one or more investment funds in multiples of 5%. A Participant may make a separate selection with respect to each Deferred Benefit Account. Investment Fund elections may be made four (4) times in a Plan Year at any time.


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4.6   Administration of Investments. The investment gain or loss with respect to contributions made to the Deferred Benefit Accounts on behalf of a Participant shall continue to be determined in the manner selected by the Participant, pursuant to Section 4.5, until a new designation is filed with the Plan Administrator. If any Participant fails to file a designation, he shall be deemed to have designated the first Investment Fund listed in Schedule 4.5 attached. A designation filed by a Participant changing his Investment Funds shall apply to future contributions and/or amounts already accumulated in his Deferred Benefit Accounts. A
      Participant may change his investment selection four (4) times, at any time, throughout the course of each Plan Year.

4.7 Valuation of Deferred Benefit Accounts. The Deferred Benefit Accounts of each Participant shall be valued, on any date prior to complete distribution of all benefits due Participant under this Plan, based upon the performance of the Investment Fund(s) selected by the Participant. Such valuation shall reflect the net asset value expressed per share of the designated Investment Fund(s). The fair market value of an Investment Fund shall be determined by the Administrator. It shall represent the fair market value of all securities or other property held for the respective fund, plus cash and accrued earnings, less accrued expenses and proper charges against the fund. Each Deferred Benefit Account shall be valued separately. A valuation summary shall be prepared on each Determination Date.

4.8 Investment Obligation of the Employer. Benefits are payable as they become due irrespective of any actual investments the Employer may make to meet its obligations. Neither the Employer, nor any trustee (in the event the Employer elects to use a grantor trust to accumulate funds) shall be obligated to purchase or maintain any asset, and any reference to investments or Investment Funds is solely for the purpose of computing the value of benefits. To the extent a Participant or any person acquires a right to receive payments from the Employer under this Plan, such right shall be no greater than the right of any unsecured creditor of the Employer.


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4.9   Change of Funds. In the event that any of the Investment Funds designated in Schedule 4.5 attached materially changes its investment objectives, adopts a plan of liquidation, ceases to report its net asset values or otherwise ceases to exist, the Employer may amend this Plan by designating new or additional funds for the purposes of Section 4.7 and each Participant shall redirect the valuation of his or her Deferred Benefit Accounts effective with the date of such amendment.

                                    ARTICLE V
                                     VESTING

5.1 Vesting Schedule. A Participant shall have a fully Vested interest with respect to Executive Deferral Contributions and Investment Fund performance credited to his Deferred Benefit Accounts, in all instances.

                                   ARTICLE VI
                             BENEFITS/DISTRIBUTIONS

6.1   Termination of Service.

      A. If a Participant incurs a Termination of Service for any reason, the Employer shall pay to the Participant, or to the Participant's Beneficiary if applicable, a benefit equal to the value of Participant's Deferred Benefit Accounts, determined pursuant to
            Section 4.7 and Section 5.1.

      B. With the exception of funds allocated to the Participant's Retirement Account, if the Participant incurs a Termination of Service for any reason, the benefit hereunder, including funds allocated to the Participant's Education Account and Fixed Period Benefit Account, shall be paid to the Participant or the Participant's beneficiary, as applicable, as a lump sum within ninety (90) days of the date of such Termination of Service.


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      C.    With respect to funds allocated to the Participant's Retirement
            Account, if the Participant incurs a Termination of Service for any reason other than his Retirement or Disability, the benefit hereunder allocated to such Retirement Account, shall be paid to the Participant or the Participant's beneficiary, as applicable, as a lump sum within ninety (90) days of the date of such Termination of Service.

      D. With respect to funds allocated to the Participant's Retirement Account, if the Participant incurs a Termination of Service by reason of his Retirement, the benefit hereunder allocated to such Retirement Account, shall be paid to the Participant or the Participant's beneficiary, as provided in Section 6.2 below.

      E. With respect to funds allocated to the Participant's Retirement Account, if the Participant incurs a Termination of Service by reason of his Disability, the Participant shall remain as a Participant in the Plan but shall be ineligible for further contributions to his Deferred Benefit Accounts as described in
            Article III. In that circumstance, funds allocated to the Participant's Retirement Account shall be paid to him commencing on his 65th birthday in the form he elected pursuant to Section 4.A

6.2   Retirement Account - Form of Payment:

      A. If the Participant's Termination of Service shall occur as a result of Participant's Retirement or Disability, and the Participant has elected deferrals to a lump sum subaccount under Section 4.3A, the value of such subaccount is to be paid to the Participant as soon as administratively possible following his Retirement, or, in the case of Disability, following his 65th birthday. If the Participant's Termination of Service shall occur as a result of Participant's Retirement or Disability, and the Participant has elected deferrals to an installment subaccount under Section 4.3A, the benefit in respect of such subaccount shall


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            be paid by Employer to Participant in five, ten or 15 annual installments beginning as soon as administratively possible after his Retirement, or in the case of Disability, after his 65th birthday, and with each subsequent annual installment to be paid on or before February 1 of each subsequent year, determined as follows:

            Five Annual Installments

            Benefit Year            Percentage of Installment Retirement Account
            1 (Year of Retirement or 65th birthday)          20%
            2                                                25%
            3                                                33%
            4                                                50%
            5                                               100%

            Ten Annual Installments

            Benefit Year            Percentage of Installment Retirement Account
            1 (Year of Retirement or 65th birthday)          10%
            2                                                11%
            3                                                13%
            4                                                14%
            5                                                17%
            6                                                20%
            7                                                25%
            8                                                33%
            9                                                50%
           10                                               100%


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

            Fifteen Annual Installments

            Benefit Year            Percentage of Installment Retirement Account
            1 (Year of Retirement or 65th birthday)           7%
            2                                                 7%
            3                                                 8%
            4                                                 8%
            5                                                 9%
            6                                                10%
            7                                                11%
            8                                                12%
            9                                                12%
           10                                                17%
           11                                                20%
           12                                                25%
           13                                                33%
           14                                                50%
           15                                               100%

            In the event a Participant receiving such installments dies before all installments are paid, Beneficiary shall receive the balance remaining in such subaccount in a lump sum.

      B. Notwithstanding any provision to the contrary, if at the time benefits are to commence, the Participant's Retirement Account has a value less than $50,000, the Participant's benefit hereunder shall be paid to the Participant as a lump sum within ninety (90) days of termination.


                                  - Page 16 -
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

6.3   Education Account.

      A. If a Participant does not incur a Termination of Service prior to January 1 of the calendar year in which an Eligible Student of the Participant attains a Determination Age, the Employer shall pay to the Participant a benefit, as soon as administratively possible, determined as follows:

              Eligible Student's                 Percentage of Eligible
              Determination Age                  Student's Subaccount
                   18                                       25%
                   19                                       33%
                   20                                       50%
                   21                                      100%

      B. If a Participant should incur a Termination of Service for any reason while having a balance in his Education Account, the Vested portion of the balance shall be distributed to the Participant, or Beneficiary if applicable, in accordance with Section 6.1.

      C. Notwithstanding any provision to the contrary, if, on the January 1 of the calendar year in which an Eligible Student of Participant attains age 18, the Eligible Student's subaccount has a balance of less than $20,000, then said balance shall be paid to the Participant as soon as administratively possible.

      D. Each Participant shall have a one-time option in respect of each of such Participant's Eligible Students, to increase each of the Determination Ages for such Eligible Student by one or more full years, such option to be exercised, if at all, by written notice given to the Administrator no less than one year earlier than the earliest original Determination Age for such Eligible Student.


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

6.4   Fixed Period Benefit Account.

      A. If a Participant does not incur a Termination of Service prior to a designated Benefit Distribution Date, the Employer shall pay to the Participant a benefit equal to the balance of the Participant's subaccount which has been earmarked with respect to said Benefit Distribution Date.

      B. If a Participant should incur a Termination of Service for any reason while having a balance in his Fixed Period Benefit Account, the balance shall be distributed to the Participant, or Beneficiary, if applicable, in accordance with Section 6.1

6.5   Disability Hardship Distribution.

      A. In the event of a Participant's Disability, a Participant may apply in writing to the Administrator for withdrawal against his Deferred Benefit Accounts at any time. The withdrawal shall only be allowed at the discretion of the Administrator and for purposes which constitute an "Unforeseen Emergency". As used herein, an Unforeseen Emergency means a severe financial hardship to the Participant resulting from the Disability. The Administrator will assess if circumstances constitute an Unforeseen Emergency based upon the facts of each case. However, the withdrawal shall not be allowed to the extent that such hardship is or may be relieved:

            1. Through reimbursement or compensation by insurance or otherwise, or

            2. By liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself constitute a severe financial hardship.

            If approved, the withdrawal shall be equal to the lesser of (i) the amount required to be distributed to meet the need caused by the Unforeseen Emergency, or (ii) the aggregate balance of the Participant's Deferred Benefit Accounts.


                                  - Page 18 -
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

      B.    To the extent a withdrawal shall be permitted pursuant to this
            Section 6.5, the Participant's Deferred Benefit Accounts shall be correspondingly reduced in the following order:

            1.    The Fixed Period Benefit Account,

            2.    The Education Account,

            3.    The Retirement Account.

6.6 Tax Withholding. To the extent required by the law in effect at the time benefits are distributed pursuant to this Article VI, the Employer or its agents shall withhold any taxes required by the federal or any state or local government from payments made hereunder.

6.7 Withdrawal Option. Notwithstanding anything stated to the contrary in this Plan, each Participant shall have the option to withdraw and receive a distribution of all, but not less than all, of his entire balance in all Deferred Benefit Accounts subject to the following conditions:

      A. as consideration for the withdrawal, Employer shall reduce the balance in each of Participant's Deferred Benefit accounts by ten percent (10%) immediately prior to permitting such withdrawal and distribution, the benefit of such reduction to accrue to Participant's Employer except in the case of an Independent Director, in which case such reduction shall accrue to the benefit of Parent;

      B. as further consideration for the withdrawal, Participant shall not be entitled to make further deferrals into the Plan until the start of the second Plan Year to commence following the Plan Year of such withdrawal.


                                  - Page 19 -
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

                                   ARTICLE VII
                                 ADMINISTRATION

7.1 Appointment of Administrator. Tiffany shall appoint, on behalf of all Participants, an Administrator. The Administrator may be removed by Tiffany at any time and he may resign at any time by submitting his resignation in writing to Tiffany. A new Administrator shall be appointed as soon as possible in the event that the Administrator is removed or resigns from his position. Any person so appointed shall signify his acceptance by filing a written acceptance with Tiffany.

7.2 Administrator's Responsibilities. The Administrator is responsible for the day to day administration of the Plan. He may appoint other persons or entities to perform any of his fiduciary functions. Such appointment shall be made and accepted by the appointee in writing and shall be effective upon the written approval of Tiffany. The Administrator and any such appointee may employ advisors and other persons necessary or convenient to help him carry out his duties including his fiduciary duties. The Administrator shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

7.3 Records and Accounts. The Administrator shall maintain or shall cause to be maintained accurate and detailed records and accounts of Participants and of their rights under the Plan and of all investments, receipts, disbursements and other transactions. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Employer and by persons designated thereby.

7.4 Administrator's Specific Powers and Duties. In addition to any powers, rights and duties set forth elsewhere in the Plan, the Administrator shall have the following discretionary powers and duties:

      A. To adopt such rules and regulations consistent with the provisions of the Plan;


                                  - Page 20 -
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

      B. To enforce the Plan in accordance with its terms and any rules and regulations he establishes;

      C. To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

      D. To construe and interpret the Plan and to resolve all questions arising under the Plan;

      E. To direct the Employer to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

      F. To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

7.5 Employer's Responsibility to Administrator. The Employer shall furnish the Administrator such data and information as he may require. The records of the Employer shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, years of service, personal data, and compensation reductions. Participants and their Beneficiaries shall furnish to the Administrator such evidence, data, or information, and execute such documents as the Administrator requests.

7.6 Liability. Neither the Administrator nor the Employer shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Employer be liable to any person for such action unless attributable to fraud or willful misconduct on the part of the director, officer or employee of the Employer.


                                  - Page 21 -
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

7.7 Procedure to Claim Benefits. Each Participant or Beneficiary must claim any benefit to which he is entitled under this Plan by a written notification to the Administrator. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

      A.    The specific reason for the denial,

      B. Specific reference to the Plan Provision on which the denial is based,

      C. Description of additional information necessary for the claimant to present his claim, if any, and an explanation of why such material is necessary, and

      D.    An explanation of the Plan's claim procedure.

      The claimant will have sixty (60) days to request a review of the denial by the Administrator, who will provide a full and fair review. The request for review must be written and submitted to the same person who handles initial claims. The claimant may review pertinent documents, and he may submit issues and comments in writing. The decision by the Administrator with respect to the review must be given within sixty (60) days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond one hundred twenty (120) days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.


                                  - Page 22 -
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

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

8.1 Plan Amendment. The Plan may be amended in whole or in part by Tiffany and Parent at any time; provided that no such amendment shall reduce any Participant's Vested Deferred Benefits. Notice of any such amendment shall be given in writing to each Participant and each Beneficiary of a deceased Participant.

8.2 No Premature Distribution. Subject to Sections 8.3 and 8.4, no amendment hereto shall permit amounts accumulated pursuant to the Plan prior to the amendment to be paid to a Participant or Beneficiary prior to the time he would otherwise be entitled thereto.

8.3 Termination of the Plan. Tiffany reserves the right to terminate the Plan and/or the Deferral Agreements pertaining to Participants at any time in the event that Tiffany, in its sole discretion, shall determine that the economics of the Plan have been adversely and materially affected by a change in the tax laws, other governmental action or other event beyond the control of the Participant and Tiffany or that the termination of the Plan is otherwise in the best interest of the Tiffany.

8.4   Effect of Termination. In the event of Plan termination pursuant to
      Section 8.3, the Employer shall pay a benefit to the Participant or the Beneficiary of any deceased Participant, in lieu of other benefits under this Plan, equal to the full value of Participant's Deferred Benefit Accounts determined pursuant to Section 4.7, provided, however, that in the event that installment payments pursuant to Section 6.1C.1 have commenced in respect to a Participant, such installments payments will continue to made to such Participant and no premature distribution will be made in respect of such installment payments to such Participant.

8.5 Adverse Determination. Notwithstanding anything stated to the contrary in this Plan, if at any time, as a result of a Final Determination, a tax is payable by a Participant in respect of any benefit under this


                                  - Page 23 -
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

      Plan prior to payment under the terms of this Plan of such benefit, then Employer shall pay to the Participant who is required to pay such tax the amount of such tax and such Participant's Deferred Benefits shall be reduced by the amount of such tax. Employer reserves the right, in its sole discretion, to allocate the amount of such tax among the various Deferred Benefit Accounts of any Participant who is required to pay such tax. For the purposes of this Section 8.5 the term "Final Determination" means (i) an assessment of tax by the United States Internal Revenue Service addressed to the Participant or his Beneficiary which is not timely appealed to the courts; (ii) a final determination by the United States Tax Court or any other Federal Court, the time for an appeal thereof having expired or been waived; or (iii) an opinion by Employer's counsel, addressed to Employer and in form and substance satisfactory to Employer, to the effect that amounts payable under the Plan are subject to Federal income tax to the Participant or his Beneficiary prior to payment under the terms of the Plan. No Final Determination shall be deemed to have occurred until the Employer has actually received a copy of the assessment, court order or opinion which forms the basis thereof and such other documents as it may reasonably request.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 Supplemental Benefits. The benefits provided for the Participants under this Plan are in addition to benefits provided by any other plan or program of the Employer and, except as otherwise expressly provided for herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between the Employer and any Participant.

9.2 Governing Law. The Plan shall be governed and construed under the laws of the State of New York as in effect at the time of its adoption.

9.3 Jurisdiction. The courts of the State of New York shall have exclusive jurisdiction in any or all actions arising under this Plan.


                                  - Page 24 -
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

9.4 Binding Terms. The terms of this Plan shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators and successors.

9.5 Spendthrift Provision. The interest of any Participant or any beneficiary receiving payments hereunder shall not be subject to anticipation, nor to voluntary or involuntary alienation until distribution is actually made.

9.6 No Assignment Permitted. No Participant, Beneficiary or heir shall have any right to commute, sell, transfer, assign or otherwise convey the right to receive any payment under the terms of this Plan. Any such attempted assignment shall be considered null and void.

9.7 Construction. All headings preceding the text of the several Articles hereof are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, and the singular shall mean the plural.

9.8 No Employment Agreement. Nothing in this Plan or in any Deferral Agreement entered into under this Plan shall confer on any Participant the right to continued employment with any Employer and, except as expressly set forth in a written agreement entered into with the express authorization of the Board of Directors of Employer, both the Participant and the Employer shall be free to terminate Participant's employment for any cause or without cause.


                                  - Page 25 -
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

                                    Tiffany and Company
                                    ("Tiffany")

                                    By:________________________
                                    Name: Patrick B. Dorsey
                                    Title: Senior Vice President - Secretary

Attest:__________________________
          Name: Scott Klion
          Title: Assistant Secretary


                                    Tiffany & Co.
                                    ("Parent")

                                    By:________________________
                                    Name: Patrick B. Dorsey
                                    Title: Senior Vice President - Secretary

Attest:_________________________
          Name: Scott Klion
          Title: Assistant Secretary


                                  - Page 26 -
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

                     Schedule 4.5 to Tiffany and Company Executive Deferral Plan

                                Investment Funds

1. Fidelity Cash Reserves, 82 Devonshire Street, Boston Massachusetts.
            Investment Objective: as high a level of current income as is consistent with the preservation of capital and liquidity through investment in money market instruments.

2. Fidelity Magellan Funds, 82 Devonshire Street, Boston Massachusetts.
            Investment Objective: capital appreciation by investment primarily in common stock and securities convertible into common stock.

3. Fidelity Capital Appreciation Fund, 82 Devonshire Street, Boston
            Massachusetts. Investment Objective: capital appreciation.

Effective January 1, 1999 the Following Investment Funds Will Replace Those Indicated Above

1. Nationwide Separate Account Trust Money Market Fund (Nationwide Advisory
            Services, Inc.). Investment Objective: to provide as high a level of current income as is considered consistent with the preservation of capital and liquidity by investing primarily money market instruments.

2. Nationwide Separate Account Trust Nationwide Multi Sector Bond Fund (Saloman
            Brothers Asset Management). Investment Objective: to obtain a high level of current income. Capital appreciation is a secondary objective.

3. Dreyfus Corporation Stock Index Fund (Dreyfus Mellon Equity Associates).
            Investment Objective: to provide investment result that correspond to the price and yield performance of publicly traded common stocks in the aggregate, as represented by the Standard & Poor's 500 Composite Index. In anticipation of taking a market position, the Fund is permitted to purchase and sell stock index futures. The Fund is neither affiliated with nor sponsored by Standard & Poor's.

4. Fidelity VIP: Growth Opportunities Portfolio - Service Class (Fidelity
            Management & Research Corporation). Investment Objective: seeks capital growth and does not pursue income.

5. Fidelity VIP II: Contrafund Portfolio - Service Class (Fidelity Management &
            Research Corporation). Investment Objective: seeks long-term capital appreciation by investing primarily in a broad variety of common stocks, using both growth-oriented and contrarian principles.


                                  - Page 27 -
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